                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Magic Lantern Group, Inc., formerly named JKC Group, Inc. (the "Company"), for the registration of 64,300,000 shares of its Common Stock and to the incorporation by reference therein of our report on the financial statements of the Company dated March 13, 2002, except for Note 13 dated as of April 11, 2002, included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2001 and our report on the financial statements of Magic Lantern Communications Ltd. dated November 22, 2002, included in the Current Report of the Company on Form 8-K, as amended on December 18, 2002, filed with the Securities and Exchange Commission.





                                              MAHONEY COHEN & COMPANY, CPA, P.C.


New York, New York
December 30, 2002